Exhibit 99.11

CONSENT AND THIRD AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT is entered into as of the 20th day of May 2003 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Second Amended and Restated Securities Purchase Agreement dated as of March 8, 2002, as amended by a First Amendment to Securities Purchase Agreement dated as of August 14, 2002, and a Second Amendment to Securities Purchase Agreement dated as of January 31, 2003 (as so amended, the “Securities Purchase Agreement”). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement.

B. Pursuant to a letter dated March 28, 2003, from the Purchaser to the Company, the Purchaser consented, for purposes of the Securities Purchase Agreement, to the formation by the Company of CPS Mergersub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of the Company, in connection with the execution and delivery of that certain Agreement and Plan of Merger dated as of March 31, 2003 (the “TFC Merger Agreement”), among the Company, Merger Sub and TFC Enterprises, Inc., a Delaware corporation (“TFCE”), and the purchase by the Company of one share of common stock of Merger Sub (the “Sub Share”), in each case subject to the terms and conditions set forth therein. Pursuant to the term of the TFC Merger Agreement, upon the terms and subject to the conditions set forth therein, and in accordance with the Delaware General Corporation Law, at the Effective Time (as defined in the TFC Merger Agreement), Merger Sub will merge with and into TFCE (the “TFC Merger”) and, immediately following the TFC Merger, TFCE will continue as the surviving corporation of the TFC Merger.

C. Among the other restrictions set forth in the Securities Purchase Agreement, Section 8.5 of the Securities Purchase Agreement provides that the Company shall not, and shall not permit its Subsidiaries to, form or create additional Subsidiaries (other than Special Purpose Entities as provided for therein) and Section 8.10(d) of the Securities Purchase Agreement provides that the Company shall not, and shall not permit any of its Subsidiaries to, merge with any other Person (other than the MFN Merger). The Company has requested that the Purchaser consent to the consummation of the TFC Merger and, in connection therewith, the acquisition of TFCE and its Subsidiaries, and the Purchaser is willing to do so, all on the terms and subject to the conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Consent to TFC Merger. Effective on and as of the Third Amendment Effective Date (as defined below), the Purchaser consents to the consummation by the Company and Merger Sub of the TFC Merger and, in connection therewith, the acquisition of TFCE and its Subsidiaries. The consent provided for in this Section 1 is being given solely with respect to the consummation of the TFC Merger and the acquisition of TFCE and its Subsidiaries and shall not be deemed to constitute a consent to any other transaction, or a waiver or an amendment of, or a supplement to, any term, representation, warranty, covenant, agreement or other provision of the Securities Purchase Agreement or any Related Agreement, or a waiver of any past, present or future breach, violation, Default or Event of Default. The consent provided for in this Section 1 is limited to the specific instance in which it is given and does not give rise to any obligation on the part of the Purchaser whatsoever to grant any future consents, waivers or amendments.

2. Amendments to Securities Purchase Agreement. Effective on and as of the Third Amendment Effective Date, pursuant to Section 11.1 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

(a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

“‘Rothschild’ shall mean N.M. Rothschild & Sons Limited and its successors and permitted assigns.”

“‘Rothschild Note Purchase Agreement’ shall mean that certain Note Purchase Agreement dated as of August 24, 2000, between TFC and Rothschild, as amended by a letter amendment dated    February, 2002, and as may be further amended only in accordance with the terms and conditions set forth in a summary attached to a letter dated May 19, 2003, from Rothschild to the Company, a copy of which has been provided to the Purchaser.”

“‘Rothschild Notes’ shall mean those certain 13.25% Senior Subordinated Notes due June 5, 2005, issued by TFC under the Rothschild Note Purchase Agreement, as may be further amended only in accordance with the terms and conditions set forth in a summary attached to a letter dated May 19, 2003, from Rothschild to the Company, a copy of which has been provided to the Purchaser.”

“‘TFC’ shall mean The Finance Company, a Virginia corporation and a wholly owned subsidiary of TFCE.”

“‘TFCE’ shall mean TFC Enterprises, Inc., a Delaware corporation and the surviving corporation of the TFC Merger.”

“‘TFC Merger’ shall mean the “Merger” as defined in the TFC Merger Agreement.”

“‘TFC Merger Agreement’ shall mean that certain Agreement and Plan of Merger dated as of March 31, 2003, among the Company, TFC Merger Sub and TFCE.”

“‘TFC Merger Sub’ shall mean CPS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company which was formed by the Company for the purposes of consummating the TFC Merger pursuant to the terms of the TFC Merger Agreement.”

“‘Third Amendment’ shall mean that certain Consent and Third Amendment to Securities Purchase Agreement dated as of May 20, 2003, between the Company and the Purchaser, as amended from time to time.”

“‘Third Amendment Effective Date’ shall have the meaning set forth in the Third Amendment.”

(b) Section 1.1 of the Securities Purchase Agreement shall be amended by amending the following existing definitions to read in their entirety as follows, respectively:

“‘Existing Indebtedness’ shall have the meaning set forth in Section 3.11(a).”

“‘Related Agreements’ shall mean, collectively, the Prior LLCP Documents, the Notes, the Option Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Investor Rights Agreement, the Subsidiary Guaranty, the Collateral Documents, the Stanwich-Related Agreements, the Indemnity Side Letter, the Mergersub Consent Letter, the consent letter dated March 7, 2002, between the Company and the Purchaser with respect to the CPS Auto Receivables Trust 2002-A Securitization Transaction, the consent letter dated March 7, 2002, between the Company and the Purchaser with respect to the CPS Warehouse Trust Securitization Transaction, the side letter dated as of the date hereof with respect to the Pardee Matter (as defined therein), and any and all agreements, joinder agreements, instruments, certificates, letters and other documents executed or delivered in connection herewith or therewith or contemplated hereby and thereby (including the MFN Guaranty and the MFN Collateral Documents), as the same may be amended from time to time.”

“‘Subsidiary’ and ‘Subsidiaries’ shall mean, with respect to any Person, any other Person of which more than fifty percent (50%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company and includes, at any time after the consummation of the TFC Merger (and, without limiting the generality of this sentence for purposes of Articles 7 and 8), TFCE and its direct and indirect Subsidiaries.”

(c) Section 3 (Representations and Warranties of the Company) of the Securities Purchase Agreement shall be amended to read in its entirety as set forth in Section 3 attached as Exhibit A hereto.

(d) Section 8.1 (Limitations on Indebtedness of the Company) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“8.1 Limitations on Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or become or remain liable in respect of any Indebtedness, except for:

(a) Obligations to Purchaser;

(b) Existing Indebtedness, including any refinancings, renewals, replacements, restructurings or exchanges thereof, but subject to Section 8.11(a);

(c) Unsecured Subordinated Indebtedness that is expressly made subordinate in right of payment and rights upon liquidation to all Senior Indebtedness, including the Indebtedness evidenced by the Notes, provided that such Indebtedness (i) does not exceed, when taken together with all other Subordinated Indebtedness, the Consolidated Net Worth (as defined in the RISRS Indenture or the PENS Indenture, as the case may be) of the Company at any time outstanding, (ii) does not mature prior to the one (1) year anniversary of the stated maturity date of the Term B Note; and (iii) is on terms and conditions reasonably satisfactory to the Purchaser;

(d) Indebtedness in the form of Capital Lease Obligations used to finance the acquisition, construction or improvement of assets of the Company or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000;

(e) Indebtedness incurred by any Special Purpose Entity in connection with any Warehouse Financing Transaction, subject to Section 8.11(a);

(f) Indebtedness of the type described in clause (v) of the definition of the term “Indebtedness,” but only to the extent that such Indebtedness is secured by a Permitted Lien;

(g) [Intentionally Omitted];

(h) Unsecured Indebtedness (not covered by any other clause under this Section 8.1) in an amount not to exceed $1,000,000;

(i) Unsecured indemnification obligations incurred by the Company in favor of Credit Enhancers, private placement agents or underwriters in connection with any Securitization Transaction for the Company’s own misconduct or for misstatements of, or omissions to state, a material fact in connection with the consummation of such Securitization Transaction, all on customary terms for similar transactions;

(j) Unsecured Indebtedness under a Guarantee dated on or about March 8, 2002, entered into by the Company in favor of GCM pursuant to which the Company guarantied the payment of all obligations of MFN under the Note Purchase Agreement entered into in connection with the MFN Auto Receivables Trust 2002-A Securitization Transaction;

(k) Unsecured Indebtedness under a Guaranty dated on or about March 8, 2002, entered into by the Company in favor of the Benefited Parties (as defined therein) pursuant to which the Company guarantied the performance of all obligations of MFN under certain agreements entered into in connection with the MFN Auto Receivables Trust 2002-A Securitization Transaction;

(l) Unsecured Indebtedness of the Company under a Parent Support Agreement dated on or about May 20, 2003, entered into by the Company, as “Parent,” in favor of TFC Automobile Receivables Trust 2003-1, as “Issuer,” and TFC Receivables Corporation VII, as “Seller,” Wells Fargo Bank Minnesota, National Association, as “Trust Collateral Agent and Trustee,” and Radian Asset Assurance Inc., as “Insurer,” pursuant to which the Company agrees to cause the due and punctual performance by TFC, individually or in its capacity as “Servicer” or as “Originator,” as applicable, under certain Securitization Transaction Documents relating to TFC Automobile Receivables Trust 2003-1;

(m) Unsecured Indebtedness of the Company under a CPS Support Agreement dated on or about May 20, 2003, entered into by the Company, as “CPS,” in favor of TFC Warehouse I LLC, as “Borrower,” Westside Funding Corporation, as “Lender,” WestLB AG, New York Branch, as “Hedge CounterParty,” Wells Fargo Bank Minnesota, National

Association, as “ Collateral Agent,” and Radian Asset Assurance Inc., as “Insurer,” pursuant to which the Company agrees to cause the due and punctual performance by TFC, individually or in its capacity as “Servicer” or as “ initial purchaser,” as applicable, under certain Securitization Transaction Documents relating to a Warehouse Financing Transaction entered into by TFC Warehouse I LLC on or about May 20, 2003;

(n) Unsecured Indebtedness of the Company under an Assumption Agreement and Amendment to Insurance Agreements and Support Agreements dated as of May 20, 2003, pursuant to which the Company assumed certain obligations of TFCE under (i) a Parent Support Agreement dated on or about March 19, 2002, entered into by the TFCE, as “Parent,” in favor of TFC Automobile Receivables Trust 2002-1, as “Issuer,” and TFC Receivables Corporation V, as “Seller,” Wells Fargo Bank, National Association, as “Trust Collateral Agent and Trustee,” and Radian Asset Assurance Inc., as “Insurer,” pursuant to which TFCE agreed to cause the due and punctual performance by TFC, individually or in its capacity as “Servicer” or as “Originator,” as applicable, under certain Securitization Transaction Documents relating to TFC Automobile Receivables Trust 2002-1; and (ii) a Parent Support Agreement dated on or about October 9, 2002, entered into by the TFCE, as “Parent,” in favor of TFC Automobile Receivables Trust 2002-2, as “Issuer,” and TFC Receivables Corporation VI, as “Seller,” Wells Fargo Bank, National Association, as “Trust Collateral Agent and Trustee,” and Radian Asset Assurance Inc., as “Insurer,” pursuant to which TFCE agreed to cause the due and punctual performance by TFC, individually or in its capacity as “Servicer” or as “Originator,” as applicable, under certain Securitization Transaction Documents relating to TFC Automobile Receivables Trust 2002-2; and

(o) (i) Unsecured Indebtedness of TFC not to exceed $4,200,000 under the Rothschild Note Purchase Agreement and the Rothschild Notes and (ii) a Guaranty dated on or about May 20, 2003, made by the Company in favor of Rothschild, as “Purchaser,” undertaking and agreeing for the benefit of Rothschild and the holders of the Rothschild Notes to cause the performance and observance by TFC of its obligations under the Rothschild Note Purchase Agreement and the Rothschild Notes.

Notwithstanding anything to the contrary contained herein or otherwise, in no event shall the Company or any of its Subsidiaries (other than a Special Purpose Entity) guaranty, or otherwise become liable for, any principal, interest or other amount evidenced by, or otherwise with respect to, any notes or other securities issued by any Special Purpose Entity or other Person in connection with a Securitization Transaction.”

(e) Section 8.5 (Subsidiaries; Changes in Business) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“8.5 Subsidiaries; Changes in Business. The Company shall not, and shall not permit any of its Subsidiaries to, form, create or acquire any Subsidiaries other than the Subsidiaries in existence immediately following the Closing (provided, however, that the Company may from time to time form, create or acquire Special Purpose Entities for the sole purpose of effectuating any Securitization Transactions). The Company shall not, and shall not permit its Subsidiaries to, engage in any business other than the purchasing, selling and servicing of Automobile Contracts.”

(f) Each of the Disclosure Schedules listed in Exhibit B attached hereto shall be amended by replacing such Disclosure Schedule with the corresponding Disclosure Schedule delivered to the Purchaser pursuant to Section 3(b) below (it being understood that such corresponding Disclosure Schedule shall update the Disclosure Schedules to which it relates effective as of the Third Amendment Effective Date, including, among other things, giving effect to the TFC Merger and the fact that, immediately following the TFC Merger, TFCE and its subsidiaries will be direct and indirect Subsidiaries of the Company).

3. Conditions Precedent. The effectiveness of the Purchaser’s consent to the consummation of the TFC Merger as provided in Section 1 and the amendments to the Securities Purchase Agreement as provided in Section 2 shall be subject to the satisfaction, in the Purchaser’s sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the “Third Amendment Effective Date”):

(a) Effective Date. The satisfaction of the last of the conditions precedent set forth in this Section 3 to be so satisfied shall occur not later than the Effective Time (as defined in the TFC Merger Agreement) of the TFC Merger.

(b) Disclosure Schedules. The Purchaser shall have received true, correct and complete copies of amended Disclosure Schedules described in Section 2(f) above.

(c) Amendment Documents. The Purchaser shall have received the following documents, each dated as of the Third Amendment Effective Date:

(i) A joinder agreement to the Subsidiary Guaranty, in form and substance satisfactory to the Purchaser, duly executed by TFCE and each of its subsidiaries (other than Subsidiaries that are Special Purpose Entities), pursuant to which each of TFCE and such subsidiaries becomes a Subsidiary Guarantor;

(ii) A joinder agreement to the Security Agreement (MFN) dated as of March 22, 2002, in form and substance satisfactory to the Purchaser, duly executed by TFCE and each of its subsidiaries (other than Subsidiaries that are Special Purpose Entities), pursuant to which TFCE and each of such subsidiaries grants to the Purchaser a valid first priority security interest in and to its assets and other properties as security for the payment and performance of the Guarantied Obligations (as defined in the Subsidiary Guaranty);

(iii) A joinder agreement to the Intellectual Property Security Agreement (MFN) dated as of March 22, 2002, in form and substance satisfactory to LLCP, duly executed by TFCE and each of its subsidiaries (other than Subsidiaries that are Special Purpose Entities), pursuant to which TFCE and each of such subsidiaries grants to the Purchaser a valid first priority security interest in and to Collateral (as defined in the Intellectual Property Security Agreement (MFN)) as security for the payment and performance of the Secured Obligations (as defined therein);

(iv) A fourth amendment to the Pledge Agreement, in form and substance satisfactory to LLCP, duly executed by the Company, together with original stock certificates representing the shares of Capital Stock being pledged thereunder, together with undated stock powers executed in blank;

(v) An amendment to the Stock Pledge and Control Agreement (MFN) dated as of March 22, 2002, in form and substance satisfactory to LLCP, duly executed by TFCE and TFC, together with original stock certificates representing the shares of Capital Stock being pledged thereunder, together with undated stock powers executed in blank;

(vi) A Secretary’s Certificate from TFCE and each of its subsidiaries, in form and substance satisfactory to the Purchaser, duly executed by its Secretary, together with true, correct and complete copies of its charter and bylaws, resolutions of its board of directors approving the execution, delivery and performance of the agreements and other documents being executed and delivered by it as contemplated hereunder and corporate and tax good standing certificates.

(d) Representations and Warranties. The Purchaser shall have received an Officers’ Certificate, in form and substance satisfactory to the Purchaser, dated as of the Third Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) after giving effect to the amendments to the Disclosure Schedules delivered to the Purchaser pursuant to Section 3(b) and the TFC Merger, each of the representations and warranties of the Company contained in the Securities Purchase Agreement (other than those representations and warranties that are qualified by Disclosure Schedules that are not being delivered by the Company as of the Third Amendment Effective Date) and this Amendment was true and correct on and as of the date made and is true and correct on and as of the Third Amendment Effective Date, with the same effect as if made on and as of the Third Amendment Effective Date, (ii) each of the covenants and agreements of the Company required to be performed or satisfied under this Amendment on or before the Third Amendment Effective Date has been performed or satisfied on or before the Third Amendment Effective Date, (iii) the Company has satisfied or fulfilled each of the conditions set forth in this Section 3, (iv) after giving effect to this Amendment and the TFC Merger, no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the TFC Merger Agreement or the consummation of the transactions contemplated by this Amendment or by the TFC Merger Agreement (including the TFC Merger) and (v) since December 31, 2002, no Material Adverse Change has occurred.

(e) No Legal Prohibitions. The consummation of the transactions contemplated by this Amendment shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or “blue sky” laws.

(f) TFC Merger-Related Matters.

(i) The Purchaser shall have received a Secretary’s Certificate, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company, together with true, correct and complete copies of the TFC Merger Agreement and all agreements, letters, exhibits, schedules, certificates, instruments, amendments, support agreements and other documents executed and/or delivered in connection therewith and the TFC Merger.

(ii) The Purchaser shall have received an Officers’ Certificate, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying that (A) attached thereto is a true, correct and complete copy of the proxy statement and any other solicitation materials distributed to the stockholders of TFCE soliciting their vote to the approval and adoption of the TFC Merger Agreement; (B) each of the conditions precedent to the obligations of the parties to the TFC Merger Agreement to effect the TFC Merger has been satisfied or fulfilled at or prior the Effective Time of the TFC Merger; and (C) the TFC Merger has become effective.

(iii) The Purchaser shall have received true, correct and complete copies of all consents, approvals, waivers and extensions necessary to effectuate the TFC Merger.

(iv) The Purchaser shall have received a true, correct and complete copy of the Certificate of Merger for the TFC Merger, certified by the Secretary of State of the State of Delaware.

(g) [Intentionally Omitted.]

(h) Certified Financial Projections. The Company shall have delivered to the Purchaser consolidated financial projections of the Company and its Subsidiaries covering the period commencing March 31, 2003 and ending December 31, 2007. Such financial projections shall specify the assumptions on which they are based and shall be made in good faith. The financial projections shall be accompanied by an Officers’ Certificate, in form and substance satisfactory to the Purchaser, duly executed by the

President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the assumptions on which such financial projections are based.

(i) [Intentionally Omitted.]

(j) Fees and Expenses. The Company shall have reimbursed the Purchaser for all actual and estimated fees, costs and expenses, including attorneys’ fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation, execution and performance of this Amendment and the transactions contemplated hereby or relating hereto, that remain unreimbursed.

(k) Good Standing Certificates. The Purchaser shall have received a good standing certificate of the Company and TFCE and its Subsidiaries issued by the Secretary of State of its state or jurisdiction of incorporation or organization and a good standing tax certificate, issued by the Franchise Tax Board (if incorporated or organized under the laws of the State of California) or, if available, by a similar state taxing authority (if incorporated or organized in any other state or other jurisdiction), in each case dated as of a recent practicable date prior to the Third Amendment Effective Date;

(l) Corporate Proceedings. All proceedings taken prior to or at the closing in connection with the execution, delivery and performance of this Amendment and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

4. Representations and Warranties of the Company. In order to induce the Purchaser to consent to the TFC Merger and amend the Securities Purchase Agreement as provided for herein, the Company represents and warrants to the Purchaser as follows:

(a) Authorization; Binding Effect. The Company has the full power and authority to enter into, deliver and perform its obligations under this Amendment and the TFC Merger Agreement. The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment and the and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, as applicable. This Amendment has been duly executed and delivered by the Company (and duly acknowledged and consented to by the Subsidiary Guarantors), and this Amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(b) No Conflict. The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment and the consummation of the other transactions contemplated hereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any Material Contract (including any Securitization Transaction Document and any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

(c) No Consents. Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Amendment or any Related Agreement or (c) any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect.

(d) Representations and Warranties. After giving effect to the amended the Disclosure Schedules delivered to the Purchaser pursuant to Section 3(b) above and the TFC Merger, each of the representations and warranties of the Company contained in Section 3 of the Securities Purchase Agreement is true and correct.

(e) No Default. No Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the TFC Merger Agreement or the consummation of the transactions contemplated hereby or thereby (including the TFC Merger).

(f) TFC Merger Agreement.

(i) The TFC Merger Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes the legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(ii) The representations and warranties of TFCE contained in the TFC Merger Agreement are true and correct in all material respects.

(iii) No stockholder of TFCE has exercised its dissenters’ or appraisal rights in connection with the TFC Merger.

(g) Collateral Security. The Liens granted in favor of the Purchaser under the Collateral Documents (including after giving effect to the execution and delivery of the joinder agreements and amendments contemplated in Sections 3(i) through (v) above) constitute valid, enforceable and continuing first priority security interests and liens in, on and to the Collateral and secure the payment and performance in full of all Obligations, including all Indebtedness and other Obligations under the Notes.

5. Post-Closing Deliveries.

(a) As soon as practicable, but not later than May 27, 2003, the Company shall deliver to the Purchaser the following:

(i) A set of Disclosure Schedules, updated through the Third Amendment Effective Date, each of which shall set forth all information required to be included therein as if such Disclosure Schedules were delivered by the Company on the Third Amendment Effective Date, together with an Officers’ Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that, after giving effect to such Disclosure Schedules, each of the representations and warranties of the Company contained in the Securities Purchase Agreement was true and correct on and as of the Third Amendment Effective Date, with the same effect as if made on and as of the Third Amendment Effective Date;

(ii) As required under the Securities Purchase Agreement (including Section 7.16 or otherwise) and the Collateral Documents, duly executed control agreements with respect to each of the depository or similar accounts of the Company, TFCE and their respective Subsidiaries for which a control agreement in favor of the Purchaser has not been previously delivered;

(iii) Original stock certificates, together with undated stock powers executed in blank, representing all of the outstanding Capital Stock of each of the Subsidiaries of TFCE whose Capital Stock is being pledged to the Purchaser pursuant to the amendment to the Stock Pledge and Control Agreement (MFN) referenced in Section 3(c)(v) above; and

(iv) A true, correct and complete copy of Annex 1-A to the Joinder Agreement to Intellectual Property Security Agreement (MFN) setting forth the information required to be set forth therein.

(b) As soon as practicable, but not later than June 16, 2003, the Purchaser shall have received true, correct and complete copies, certified by the Secretary of the Company, of all agreements, instruments and other documents executed and/or delivered in connection with the consummation of (i) the securitization transaction described in Section 6.3(c) of the TFC Merger Agreement and (ii) the warehouse financing transaction consummated by TFCE, TFC and certain of their Subsidiaries in connection with the consummation of the TFC Merger.

(c) As soon as practicable, but not later than June 16, 2003, the Purchaser shall have received a Secretary’s Certificate from the Company and each Guarantor, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company or such Guarantor, as the case may be, certifying as to the resolutions of the Board of Directors of the Company or such Guarantor, as the case may be, approving the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

6. Confirmation; Full Force and Effect. The amendments set forth in Section 2 above shall amend the Securities Purchase Agreement on and as of the Third Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Third Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

7. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser in connection with or under the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Related Agreements, Applicable Laws or otherwise, and, except as expressly described in Section 2, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement, the Notes or any Related Agreement. In addition, nothing contained in this Amendment is intended to limit or impair any right, power or remedy of the Purchaser under the Securities Purchase Agreement or any Related Agreement or shall be construed as a waiver of any breach, violation, Default or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any Related Agreement, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and the Related Agreements, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

8. Miscellaneous Provisions.

(a) Entire Agreement; Successors and Assigns. This Amendment, together with the agreements, instruments and other documents to be executed and delivered in connection herewith, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS

AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

(c) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:
Charles E. Bradley, Jr.
President and Chief Executive Officer

By:
David Kenneally Senior Vice President and Chief Financial Officer

PURCHASER

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:
Steven E. Hartman
Vice President

ACKNOWLEDGMENT, CONSENT AND AFFIRMATION

OF SUBSIDIARY GUARANTY

The undersigned hereby acknowledge that each has read the foregoing Second Amendment to Securities Purchase Agreement and hereby consents to the terms thereof. Further, each of the undersigned hereby (a) confirms that it is a party to the Subsidiary Guaranty and that, among other things, the payment and performance of the Notes is guarantied by it under the Subsidiary Guaranty, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party or which it has consented to or acknowledged and (c) confirms that the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party remain in full force and effect in accordance with their respective terms.

SUBSIDIARY GUARANTORS

CPS LEASING, INC., a Delaware corporation

By:
Name:
Its:

CPS MARKETING, INC., a California corporation

By:
Name:
Its:

MFN FINANCIAL CORPORATION, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:
Name:
Title:

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:
Name:
Title:

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:
Name:
Title:

GULFCO INVESTMENT INC., a Louisiana corporation

By:
Name:
Title:

GULFCO FINANCE COMPANY, a Louisiana corporation

By:
Name:
Title:

MIDLAND FINANCE CO., an Illinois corporation

By:
Name:
Title:

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:
Name:
Title:

CPS MERGER SUB, INC., a Delaware corporation

By:
Name:
Title: